PRICING SUPPLEMENT NO. 74                                    Rule 424 (b)(3)
DATED: April 29, 1998                                     File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)


                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:                Floating Rate Notes     Book Entry Notes
$5,000,000                       [x]                     [x]

Original Issue Date:             Fixed Rate Notes        Certificated Notes
May 4, 1998                      [_]                     [_]


Maturity Date:                   CUSIP#: 073928 BJ 1
April 30, 1999

Option to Extend Maturity:       No  [x]

                                 Yes [_]   Final Maturity Date:



                                          Optional            Optional
                      Redemption          Repayment           Repayment
Redeemable On         Price(s)            Date(s)             Price(s)
-------------         -----------         ---------           ---------

N/A                   N/A                 N/A                 N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                          Maximum Interest Rate: N/A

[_]         Commercial Paper Rate             Minimum Interest Rate: N/A

[_]         Federal Funds Rate                Interest Reset Date(s): *

[_]         Treasury Rate                     Interest Reset Period: Monthly

[_]         LIBOR Reuters                     Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                        Interest Payment Period: Monthly

[_]         CMT Rate

Initial Interest Rate: ***

Index Maturity:  One Month

Spread (plus or minus): -0.03%

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--------------------------------

* The 30th of each month except in February when reset date will be the last business day of February.

** The 30th of each month except in February when payment date will be the last busuness day of February.

*** The one-month LIBOR rate on April 30, 1998 minus 3 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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